UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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☐	Definitive Proxy Statement

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☐	Soliciting Material under to § 240.14a-12

MIDWEST HOLDING INC.
(Name of Registrant as Specified in Its Charter)

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2900 South 70th Street, Suite 400
Lincoln, Nebraska 68506

PRELIMINARY – SUBJECT TO COMPLETION

___, 2018

Fellow Shareholders,

Included in this package you will find a Notice of our Annual Meeting of Shareholders to be held on November 13, 2018, and related proxy statement and proxy card. Please read the proxy statement carefully and cast your votes. Also included for your information is our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2017.

For the past two years, we have shared with you our need for capital and the ongoing search for a capital partner. For the past 18 months, we accelerated that search as the need for additional capital became critical. Since 2015, we held numerous meetings and telephone conferences with potential investors. For a variety of reasons, ranging from size to deal structure, we were unable to find a suitable capital provider.

In late 2017, the capital levels of American Life & Security Corp. reached critically low levels. We coinsured approximately 40% of our in-force life insurance business to another carrier to preserve capital and to monetize $1.85 million of embedded profit in the business and secured time to continue the search for new capital. Additionally, since October 2015 we took steps to lower overhead, such as reducing home office personnel significantly. Despite these actions, we were not able to achieve a balance between new business production and overhead required to maintain existing operations at break even levels.

Fortunately, we were successful in finding a capital partner that shares many of our core beliefs and goals — wanting to build a life insurance company in Nebraska, seeing an opportunity to build scale using the administrative platform and personnel we had developed, and at the same time, seeking long-term success of the Company. Xenith Holdings, LLC, a New York based investment company formed by two individuals with backgrounds in investment banking, reinsurance and asset management, A. Michael Salem and Michael Minnich, was introduced to us in November 2017. Over the course of the next several months, a structure was negotiated that would re-capitalize the Company, as well as bring effective technology and market-focused products that could enable American Life to seek to be a dynamic, agile life insurance company offering products domestically through marketing organizations. Since June 2018, we have been working to execute that strategy. The initial investment brought $2.1 million of new capital at a June closing, with the right to invest an additional $22.9 million once additional shares of our voting common stock are authorized.

Through a combination of market-focused products, capable reinsurance partners to minimize the strain on overhead, and technology that allows both rapid product introduction and streamlined back-office processing, we believe Midwest has a business plan to achieve profitable operations and long-term growth.

We expect that our initial product will be a “MYGA”, a Multi-Year Guaranteed Annuity. It will provide a fixed-term annuity with a competitive market interest rate that is now in demand across the United States. We believe we can use this product to establish a foothold with established marketing organizations to write enough business and cash flow over the next 24 months to meet our overhead levels and hopefully achieve profits. As market conditions merit, we expect there will be additional products, both life and annuity, in the pipeline.

On behalf of our Board of Directors, we thank all of you for your support and patience. We know that many of you have been investors for a number of years, and like all investors, want to see your investment grow. While nothing is guaranteed, there is genuine excitement on the part of all involved that this fresh start will push Midwest over the hump towards building a growing, profitable company.

WE APPRECIATE YOU!!!

Regards,

Mark A. Oliver, Chairman and Chief Executive Officer

2900 South 70th Street, Suite 400
Lincoln, Nebraska 68506

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on Tuesday, November 13, 2018, at 10:00 a.m., Central Time

To the Shareholders of Midwest Holding Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Midwest Holding Inc., a Nebraska corporation (“Midwest”), will be held on Tuesday, November 13, 2018, at 10:00 a.m. Central Time for the following purposes:

1.	To elect eight (8) Directors to serve until the Annual Meeting of shareholders to be held in 2019, or until their successors are elected and qualified.

2.	To approve an amendment to Article II of Midwest’s Amended and Restated Articles of Incorporation to provide for an authorized capitalization of 2,000,000,000 shares, par value $0.001 per share, consisting of:
a. 1,970,000,000 shares of voting common stock;
b. 20,000,000 shares of non-voting common stock; and
c. 10,000,000 shares of preferred stock.

3.	To approve the adjournment of the Annual Meeting, if or advisable or if necessary to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Annual Meeting to approve the foregoing proposal.

Our Board of Directors has fixed the close of business on September 28, 2018 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. Shares of Midwest voting common stock may be voted on at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy.

Whether or not you plan to attend the Annual Meeting, you are urged to mark, date, and sign the enclosed proxy card and return it promptly so that your vote can be recorded. Alternatively, you may vote by telephone or on the internet. Instructions for voting by telephone or online are included on the enclosed proxy card.

Our Board of Directors recommends that you vote FOR (i) the election of the eight nominees to our Board of Directors named in this proxy statement; (ii) the increase in Midwest’s authorized capitalization provided in Proposal 2 and (iii) the authorization to adjourn the meeting, if necessary or advisable.

If you are present at the Annual Meeting and desire to do so, you may revoke your proxy and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS Mark A. Oliver Chairman and Chief Executive Officer
Dated: October __, 2018 Lincoln, Nebraska

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials both by: (i) sending you this full set of proxy materials, including a proxy card; and (ii) notifying you of the availability of our proxy materials on the internet. This Notice of Meeting and Proxy Statement are available online and may be accessed at www.envisionreports.com/MDH. In accordance with SEC rules, we do not use “cookies” or other software that identifies visitors accessing these materials on this website. We encourage you to access and review all of the important information contained in the proxy materials before voting.

PRELIMINARY—SUBJECT TO COMPLETION

MIDWEST HOLDING INC.
2900 South 70th Street, Suite 400
Lincoln, Nebraska 68506
____________________________________

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 13, 2018
____________________________________

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies from the shareholders of Midwest Holding Inc., a Nebraska corporation, to be voted at the Annual Meeting of Shareholders of Midwest (the “Annual Meeting”) to be held at Hilton Garden Inn, 801 R Street, Lincoln, Nebraska 68508, on Tuesday, November 13, 2018, at 10:00 a.m. Central Time and any adjournment thereof. The terms “Midwest,” “Midwest Holding,” the “Company,” “we,” “us,” and “our” refer to Midwest Holding Inc. THE ENCLOSED PROXY IS SOLICITED BY MIDWEST’S BOARD OF DIRECTORS. If not otherwise specified, all proxies received pursuant to this solicitation will be voted “FOR” the eight nominees to Midwest’s Board of Directors and the proposals as specified in this proxy statement and, at the discretion of the proxy holder, upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

This proxy statement is being sent to each holder of record of the outstanding shares of $0.001 par value voting common stock of Midwest, as of September 28, 2018 (the “Record Date”), in order to furnish each shareholder information relating to the business to be transacted at the Annual Meeting. This proxy statement and the enclosed proxy card are being mailed to shareholders of Midwest on or about October __, 2018. Midwest will bear the cost of soliciting proxies from its shareholders. If necessary, officers and regular employees of Midwest may by telephone, written communication, e-mail or personal interview, request the return of proxies.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive these proxy materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors (the “Board”) of Midwest is soliciting your proxy to vote at the Annual Meeting of Shareholders, including any adjournments or postponements of the Annual Meeting.

Who can vote at the Annual Meeting?

Only record holders of voting common stock at the close of business on September 28, 2018 (the “Record Date”) will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. On the Record Date, there were 22,860,701 shares of voting common stock outstanding and entitled to vote. As discussed in detail below, on June 28, 2018 we issued 1,500,000 shares of our Series C Convertible Preferred Stock (“Preferred Stock”) that will vote on an “as converted” basis along with our voting common stock on the Proposals to be considered at the Annual Meeting. The Preferred Stock is entitled to cast 72,854,474 votes thereby giving it approximately 76% of the total 95,715,175 votes eligible to be voted at the Annual Meeting.

Also as discussed below, the holder of our Preferred Stock is entitled to elect five of our eight directors and holders of our voting common stock are entitled to elect three directors. Accordingly, our Board and the holder of our Preferred Stock have agreed that five of the nominees for election named in the proxy statement shall be designated as nominees of the holder and three shall be designated as the nominees of the Board.

Shareholder of Record; Shares Registered in your Name

If on the Record Date your shares were registered directly in your name with Midwest’s transfer agent, Computershare Investor Services, then you are a shareholder of record. As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy pursuant to the instructions set forth below to ensure your vote is counted.

Beneficial Owner; Shares Registered in the Name of a Broker or Bank

If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, because you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent. We urge you to respond to request for instructions from your brokerage firm, bank or other organization holding your shares and instruct them to vote FOR the proposals to be considered at the Annual Meeting.

What am I voting on?

The Company is presenting three proposals for shareholder vote.

1.	To elect eight (8) nominees to Midwest’s Board of Directors to serve until the Annual Meeting of shareholders to be held in 2019, or until their successors are elected and qualified.

2.	To approve an amendment to Article II of Midwest’s Amended and Restated Articles of Incorporation to provide for an authorized capitalization of 2,000,000,000 shares, par value $0.001 per share, consisting of:
a. 1,970,000,000 shares of voting common stock;
b. 20,000,000 shares of non-voting common stock; and
c. 10,000,000 shares of preferred stock.

3.	To approve the adjournment of the Annual Meeting, if advisable or if necessary to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Annual Meeting to approve the foregoing proposal.

4.	Our Board of Directors unanimously recommends a vote FOR each of the three foregoing proposals.

What if another matter is properly brought before the Annual Meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.

How do I vote?

Shareholders may submit a proxy by telephone, via the Internet or by completing the enclosed proxy card and mailing it in the envelope provided. To submit a proxy by telephone or via the Internet, follow the instructions set forth on each proxy card you receive. To submit a proxy by mail, sign and date each proxy card you receive, mark the boxes indicating how you wish to vote and return the proxy card in the postage-paid envelope provided. Do not return the proxy card if you submit your proxy via the Internet or by telephone.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of voting common stock you owned as of the Record Date. See “Voting Rights” below for information on your cumulative voting rights for the nominees for directors on whom you are voting.

What if I return a proxy card or otherwise vote by proxy but do not make specific choices?

If you voted by proxy without marking any voting selections, then the proxy holders will vote your shares as recommended by the Board on all matters presented in this Proxy Statement, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Who is paying for this proxy solicitation?

Midwest will bear the cost of this solicitation, including amounts paid to banks, brokers and other nominees to reimburse them for their expenses in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of voting common stock. The solicitation will be by mail, with the materials being forwarded to shareholders of record and certain other beneficial owners of our voting common stock, and by our officers and other regular employees (at no additional compensation). Our officers and employees may also solicit proxies from shareholders by personal contact, by telephone, or by other means if necessary in order to assure sufficient representation at the Annual Meeting.

Computershare Investor Services, our transfer agent, has been retained to act as inspector of elections at the Annual Meeting.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions with respect to each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are a shareholder of record, you may revoke your proxy at any time before it is exercised by providing written notice to our Secretary at Midwest Holding Inc., 2900 South 70th Street, Suite 400, Lincoln, Nebraska 68506, by delivering to us a properly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank so that your shares are properly voted.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid Annual Meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented by shareholders present at the Annual Meeting in person or by proxy. On the Record Date, there were 22,860,701 shares of voting common stock along with Preferred Stock entitled to 72,854,474 votes on an “as converted” basis outstanding and entitled to vote. Thus, 47,857,588 shares must be represented by shareholders present at the Annual Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes (see below) will be counted towards the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or a majority of the votes present at the Annual Meeting may adjourn the meeting to another date.

What are “broker non-votes” and what is their effect on the vote?

Broker non-votes occur when a beneficial owner of shares held in “street name” fails to provide instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” If the beneficial owner does not provide voting instructions, the broker or nominee cannot vote the shares with respect to “non-routine” matters, but can vote the shares with respect to “routine” matters. Typically, when brokers are able to vote the shares, they vote in favor of the matter. We believe the proposals to elect Directors and to amend Midwest’s Amended and Restated Articles of Incorporation to change its authorized capitalization are “non-routine” matters, but that the proposal to adjourn the Annual Meeting, if necessary or advisable, is a “routine” matter.

As long as one of the matters is deemed to be a “routine” matter, proxies reflecting broker non-votes (if any) will be counted towards the quorum requirement.

Whether a matter is “routine” or not is ultimately up to the New York Stock Exchange (which regulates certain banks, brokers and other nominees), and the New York Stock Exchange may make a determination that is different from what we believe to be the case. If that occurs, brokers may be able to vote your shares on matters we believe to be not routine, or not vote your shares on matters that we believe to be routine. Accordingly, we strongly encourage you to submit your proxy and exercise your right to vote as a shareholder to insure that your shares are voted in the manner in which you want them to be voted.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For” and “Against” votes, abstentions and, if any, broker non-votes.

The holders of shares of voting common stock are entitled to one vote per share, except in the election of directors for which each shareholder has cumulative voting rights pursuant to the Nebraska Model Business Corporation Act. Cumulative voting rights for the election of directors means that each shareholder’s total number of votes is determined by multiplying the number of shares held by the number of Directors being elected. The shareholder has the right to vote pro-ratably for all Directors by checking the box labeled “FOR” to withhold authority to vote by checking the box labeled “WITHHOLD,” or to vote a specific number of shares for each Director by writing “CUMULATIVE FOR” on the line below and entering the name and number of shares voted on that line. NOTE: If shares voted by “CUMULATIVE FOR” exceed total votes available to the shareholders, the proxy is spoiled and none of the votes can be recorded. There are no conditions precedent to the exercise of cumulative voting rights under the Nebraska Model Business Corporation Act or in the Articles of Incorporation or bylaws of Midwest.

As discussed in detail below under “Proposal 2 – The Transaction,” on May 9, 2018, we entered into an agreement under which the holder of our Preferred Stock is entitled to elect five of our eight directors and holders of our voting common stock are entitled to elect three directors. Accordingly, our Board and the holder of our Preferred Stock have agreed that five of the nominees for election named in this proxy statement shall be designated as its nominees and three will be designated as the nominees of the Board. Therefore, holders of our voting common stock may cumulate their votes as described above and cast them as they wish among the three nominees designated by the Board and the holder of our Preferred Stock may cumulate its votes as described above and cast them among the five nominees designated by the holder.

Approval of the amendment to Midwest’s Amended and Restated Articles of Incorporation to change its authorized capitalization requires, under Nebraska law, the approval of the shareholders at a meeting at which a quorum consisting of at least a majority of the votes entitled to be cast on the amendment exists. If a quorum exists, Proposal 2 will be approved if the votes cast favoring Proposal 2 exceed the votes cast opposing Proposal 2. Abstentions will not be counted as votes cast and will have no effect on the vote on Proposal 2. If you are a shareholder of record and return a signed and dated proxy card without providing specific voting instructions on the authorized share increase proposal, or do not specify your vote on the authorized share increase proposal when voting using the telephone or internet, your shares will be voted “FOR” the authorized share increase proposal in accordance with the recommendations of the Board of Directors.

Outstanding shares of our Preferred Stock have the right to vote with outstanding shares of our voting common stock as a single class on matters coming before our shareholders. Therefore, the holder of our Preferred Stock is entitled to vote on Proposal 2 – the proposed amendment to our articles of incorporation and Proposal 3 – the adjournment proposal. Pursuant to negotiations with the Company and its Special Committee (discussed below under “Proposal 2 – The Transaction”), and for the reasons set forth below under “Certain Relationships and Related Transactions”, the holder of our Preferred Stock has agreed to cast its “as converted” shares of voting common stock on Proposal 2 in accordance with the majority vote of our voting common stock on Proposal 2 at the Annual Meeting.

The affirmative vote of a majority of the votes cast is required to approve the adjournment proposal. Abstentions are not considered to be votes cast and will have no effect on the outcome of the vote. If you are a shareholder of record and you return your signed and dated proxy card without providing specific voting instructions on the adjournment proposal, or do not specify your vote on the adjournment proposal when voting using the telephone or internet, your shares will be voted “FOR” the adjournment proposal in accordance with the recommendations of the Board. If you are a shareholder of record and you fail to return your proxy card, or to vote at all using the telephone or internet, it will have no effect. The holder of our Preferred Stock has informed us that it presently intends to vote its “as converted” shares for Proposal 3 to approve the adjournment proposal.

We believe that the adjournment proposal is deemed to be a “routine” matter. Therefore, if you are a beneficial owner of shares registered in the name of your broker or other nominee and you fail to provide instructions to your broker or nominee as to how to vote your shares on the adjournment proposal, your broker or nominee will have the discretion to vote your shares on the adjournment proposal.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K that we expect to file no later than four business days after the conclusion of the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K on or before the fourth business day after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1
ELECTION OF DIRECTORS

At the Annual Meeting, the shareholders of Midwest will elect eight (8) directors to serve as the Board of Directors until the 2019 Annual Meeting of Shareholders, or until their successors are elected and qualified. The Board has nominated for election the following three (3) persons: Firman Leung, John T. Hompe, Jack Theeler, and, for purposes of this Annual Meeting only, the holder of our Preferred Stock has nominated the following five (5) persons: Scott Morrison, Mark A. Oliver, Steve Conner, Todd Boeve and Dana Stapleton. Each of these eight individuals currently serves as a director of Midwest; two (2) of these individuals, Mark A. Oliver and Todd Boeve, also serve as corporate officers and employees. Should any of the nominees become unable or unwilling to accept nomination or election, it is intended, in the absence of contrary specifications, that the proxies will be voted for the balance of those named and for a substitute nominee or nominees; however, the Board of Directors knows of no reason to anticipate such an occurrence. All of the nominees have consented to be named as nominees and to serve as directors if elected.

Information Concerning Executive Officers and Director Nominees

Information concerning the names, ages, positions with Midwest, tenure as a director, and business experience of our executive officers and director nominees is set forth below. All executive officers are appointed annually by the Board of Directors.

Name	Age	Position	Director Since
Steve Conner	65	Director	2015
John T. Hompe	57	Director	2015
Mark A. Oliver	59	Chairman of the Board / CEO / Treasurer and Director	2010
Firman Leung	60	Director	2016
Scott Morrison	44	Director	2015
Jack Theeler	72	Director	2012
Dana Stapleton	50	Director	2015
Todd Boeve	50	V.P., Corporate Secretary, Director	2017

STEVE CONNER: Mr. Conner served as a director of Rocky Mountain Capital Corp., a company whose successor was acquired by Midwest, from 2010 to 2015. He was appointed to the Board of First Wyoming Life Insurance Company, an insurance holding company, in 2015 and served on that board until that company was acquired by Midwest in 2015. He served as a Consultant to Midwest PMS, Inc., an agricultural feed supplement manufacturer, from 1975 to 2016. Mr. Conner served on the Board of American Life from 2015 to June 2018.

The Board, in reviewing and assessing the contributions of Mr. Conner to the Board, determined that his business experience in managing entities brings a unique perspective as an outside director. His experience, management skills and operational capabilities provide the Board with a valuable resource for corporate strategy.

JOHN T. HOMPE: Mr. Hompe is the Managing Partner and co-founder of J.P. Charter Oak Advisors LLC, a private investment firm focused on the financial services industry. Mr. Hompe has worked in the financial services sector for more than 30 years. He has held numerous board positions with insurance companies during his career. From 2003 through 2012, Mr. Hompe worked in investment banking and asset management (KBW Asset Management from 2011 through 2012 as a Managing Director and Keefe Bruyette & Woods, Inc. from 2003 to 2011 as Co-Head of Insurance and Asset Management Investment Banking). Mr. Hompe serves as an observer on the board of directors of Preparis Inc., a provider of business continuity services. From 2011 to 2017, he was a board observer of International Planning Group, Ltd., an international life insurance broker. From 2010 to 2012, he was an independent director of Island Capital, a Bermuda investment company. He also was a director and a member of the executive committee of Island's predecessor company, EIC Corporation Ltd., a Bermuda-domiciled insurance holding company, and Exporters Insurance Company, a New York-based trade credit insurer from 2005 to 2010. He was an outside director of North American Insurance Leaders, Inc. (NASDAQ: NAIL), the special purpose acquisition corporation focused on the insurance distribution sector in 2007. He also served as a director of FIHC, a Barbados-domiciled insurance holding company, and Facility Insurance Company, a Texas workers compensation company from 2001 to 2003. Mr. Hompe served on the Board of American Life from 2015 to June 2018.

The Board, in reviewing and assessing the contributions of Mr. Hompe to the Board, determined that his significant experience in financing and formulating strategy for numerous insurance companies provides significant contributions to the Board. His insights and relationships should prove valuable towards formulating and implementing corporate strategy and pursuing growth opportunities.

MARK A. OLIVER: Mr. Oliver was the Chairman and a member of the Board of Directors of Midwest’s primary life insurance subsidiary, American Life and Security Corp. (“American Life”) from March 2017 through June 28, 2018. He served as CEO since that company received its Certificate of Authority from the Nebraska Department of Insurance on September l, 2009 until June 28, 2018. Since June 28, 2018, Mr. Oliver has served as Vice President and Secretary of American Life and has remained on its Board of Directors. Mr. Oliver also serves as Chief Executive Officer and Treasurer and as a member of the Board of Directors of Midwest. From 1984 until June 2007 Mr. Oliver was employed by Citizens, Inc., a life insurance holding company with principal offices in Austin, Texas, serving as its President and in various other executive capacities since 1997. He serves as a Director and Treasurer of Pacific Northwest. Additionally, he serves as Chairman and Chief Executive Officer of the Board of New Mexico Capital Corp.

The Board, in reviewing and assessing the contributions of Mr. Oliver to the Board, determined that his leadership and intimate knowledge of the life insurance industry, our structure and our operations, provide the Board with company-specific experience and expertise.

FIRMAN LEUNG: Mr. Leung has over 30 years of experience in the financial services industry as an Investment and Capital Markets Banker in New York, London and Hong Kong. Since 2016, he has served as the Managing Principal of Columbus Circle Capital, LLC in New York and the Executive Managing Director of Investment Banking and Capital Markets at American Capital Partners, LLC, also in New York. From 2012 to 2015, he served as Managing Director, Investment Banking and Capital Markets at RCS Capital Corporation, New York. From 2002 to 2012, he was Managing Director, Capital Raising at Sandler O’ Neill & Partners, L.P., New York. Mr. Leung received his BS in Economics from The Wharton School at University of Pennsylvania and his MBA degree from The Amos Tuck School at Dartmouth College. He has also been a product speaker at the Las Vegas MoneyShow in the main forum: “Building a Durable Income Portfolio.” Mr. Leung served on the Board of American Life from 2015 to June 28, 2018.

The Board, in reviewing and assessing the contributions of Mr. Leung to the Board, determined that his significant experience in investment banking provides significant contributions to the Board.

SCOTT MORRISON: Since 2006, Mr. Morrison has been Managing Partner of Oaks, Hartline & Daly law firm in Austin, Texas. Mr. Morrison is Texas board certified in estate planning and probate law. He practices law in the areas of estate administration and planning, probate and general business law. He has been named a “Texas Rising Star” by both Law and Politics Media, Inc. and Texas Monthly magazine. Mr. Morrison served on the Board of American Life from 2015 to June 28, 2018.

The Board, in reviewing and assessing the contributions of Mr. Morrison to the Board, determined that his extensive legal experience, particularly in business law, provides significant contributions to the Board. As a managing partner of a law firm, he is uniquely positioned to provide the Board with insight and advice on a full range of strategic, legal, financial and governance matters.

JACK THEELER: Mr. Theeler is a partner in the Morgan Theeler law firm of Mitchell, South Dakota where he has been employed since 1971. He has a bachelor’s degree in accounting (1968) and a law degree (1971) from the University of South Dakota. In law school he was Editor in Chief of the South Dakota Law Review and graduated magna cum laude. He was the first Chairman of the South Dakota Lottery Commission, serving from 1986 to 1992. He is a member of American Bar Association, the State Bar of South Dakota, the Association of Defense Trial Attorneys, the South Dakota Defense Lawyers Association and an associate in the American Board of Trial Advocates. Mr. Theeler has served on numerous boards and commissions including Dakota Wesleyan University, Mitchell Area Development Corporation and the Mitchell YMCA. Mr. Theeler has been inducted into the University of South Dakota Sports Hall of Fame, the Mitchell Area Ducks Unlimited Hall of Fame, and his high school basketball team has been inducted into the South Dakota High School Basketball Hall of Fame. Jack and Nancy Theeler received the 2007 Community Service Award presented annually by the Mitchell Area Chamber of Commerce. A founding Board Member of Great Plains Financial Corp. and Great Plains Life Assurance, he is also a Board Member of American Life.

The Board, in reviewing and assessing the contributions of Mr. Theeler to the Board, determined that his extensive experience in general legal and business matters, as well as his serving on boards of other companies and entities, provides significant contributions to the Board. His extensive experience in general legal business matters puts him in a unique position to provide the Board with insight and advice on a full range of strategic, legal, financial and governance matters.

DANA STAPLETON: Mr. Stapleton has been a farmer/rancher in Sisseton, South Dakota for over the past 30 years. In 2001 he was named the South Dakota Farmer of the Year and the 2002 National Farmer of the Year. He was a founding Board Member of Great Plains Financial Corp. and Great Plains Life Assurance Co. Mr. Stapleton served as a member of the Board of Directors of American Life from 2015 through June 28, 2018.

The Board, in reviewing and assessing the contributions of Mr. Stapleton to the Board, determined that his extensive business experience and knowledge of practical business matters provides significant contributions to the Board. As a lifetime operator of a large family farm, he has experienced numerous intricate and challenging business environments, and the Board believes he will provide the Board with insight and valuable advice on the Company’s strategic plans.

TODD BOEVE: Mr. Boeve is currently Vice President, COO and Corporate Secretary for Midwest and has worked for Midwest since January 2010. He was appointed to fill a vacancy on the Board in April 2017. Additionally, he is the Secretary/Treasurer and a member of the Board of Big Sky Capital, a Montana holding company. He previously worked in the funeral industry for ten years as a licensed funeral director and was a PGA Golf Professional for nine years. Mr. Boeve served on the Board of American Life from 2015 to June 2018. He also serves as Secretary of Pacific Northwest and New Mexico Capital Corp.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF ITS THREE NOMINEES FOR DIRECTOR PRESENTED IN PROPOSAL 1.

CORPORATE GOVERNANCE

Board Leadership Structure

Midwest does not have a formal policy regarding the separation of its Chairman and CEO (principal executive officer) positions. Our Board is responsible for the control and direction of the Company. The Board represents the Company’s shareholders, and its primary purpose is to build long-term shareholder value. Mr. Oliver serves as Chairman of the Board and Chief Executive Officer of the Company. The Board believes that Mr. Oliver is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry and is also the person most capable of effectively identifying strategic priorities and leading the discussion and execution of corporate strategy. In this combined role, Mr. Oliver is able to foster accountability and effective decision making. The Board believes that the combined role of Chairman and Chief Executive Officer strengthens the communication between the Board and management and provides a roadmap for shareholder communications. Further, as the individual with primary responsibility for managing day-to-day operations, Mr. Oliver is best positioned to chair regular Board meetings and ensure that key business issues and risks are brought to the attention of our Board and Audit Committee. We therefore believe that the creation of a lead independent director position is not necessary at this time.

Board's Role in Risk Oversight

The Board of Directors as a whole has responsibility for risk oversight. The oversight responsibility of the Board is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks. This reporting is designed to focus on areas that include strategic, operational, financial and reporting, compensation, compliance and other risks. For example, the Board of Directors regularly receives reports regarding the investments and securities held by Midwest's insurance subsidiary, as well as other reports regarding its insurance business.

Director Independence

Presently, we are not required to comply with the director independence requirements of any securities exchange. In determining whether our directors are independent, however, we intend to adhere to the rules of the NYSE American with respect to independent directors. The NYSE American listing standards define an “independent director” generally as a person, other than an executive officer or employee of a company, who does not have a relationship with the company that would interfere with the director's exercise of independent judgment.

The NYSE American listing requirements state that a majority of a company's board of directors must be independent. Our Board of Directors includes six independent directors, namely, Steve Conner, John Hompe, Scott Morrison, Jack Theeler, Firman Leung and Dana Stapleton. These six independent directors constitute a majority of the Board of Directors. The same will be true following the election of the proposed slate at the Annual Meeting.

Board Meetings and Committees; Annual Meeting Attendance

During 2017, four meetings of the Board of Directors were held. All members of the Board of Directors attended 100% of these meetings, except Dana Stapleton, who attended 50% of the meetings and Firman Leung attended 75%. We do not require our Board members to attend the Annual Meeting of Shareholders.

Because Midwest is not listed on any securities exchange, it is not subject to any listing requirements mandating the establishment of any particular committees. During 2017 the Board of Directors had no standing committees other than an Audit Committee comprised of John Hompe, Scott Morrison, and Jack Theeler. All functions of a Nominating Committee and Compensation Committee were performed by our Board of Directors as a whole.

Audit Committee

At a meeting on March 29, 2016, the Board established an Audit Committee and appointed John Hompe, Scott Morrison and Jack Theeler to serve on the Audit Committee. Mr. Hompe was designated the Committee Chair and Financial Expert. The Board subsequently adopted an Audit Committee Charter that details the Audit Committee’s responsibilities to be as follows: (i) review recommendation of independent registered accountants concerning Midwest's accounting principles, internal controls and accounting procedures and practices; (ii) review the scope of the annual audit; (iii) approve or disapprove each professional service or type of service other than standard auditing services to be provided by the independent registered public accountants; and (iv) review and discuss with the independent registered public accountants the audited financial statements. The Committee met 4 times in 2017. Our Audit Committee charter is available on our website at www.midwestholding.com.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of Midwest has reviewed and discussed Midwest’s audited financial statements for fiscal years ended December 31, 2017 and 2016 with Midwest’s management.

Midwest’s audited financial statements were not completed in time for inclusion in its Annual Report on Form 10-K as originally filed on April 16, 2018. Unaudited financial statements for the year ended December 31, 2017 were included in the Form 10-K. The Form 10-K was amended and filed with the SEC on September 7, 2018, and it included audited financial statements for the fiscal years ended December 31, 2016 and 2017.

In connection with the audited financial statements included in the above Form 10-K/A, the Audit Committee has discussed with Midwest’s independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. l, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee received the written disclosures and the letter from the Company’s independent accountants required by applicable requirements of the Public Company Accounting Oversight Board and has discussed with the independent accountant its independence from the Company and its management.

Midwest’s financial statements for the fiscal year ended December 31, 2017 were audited by its independent registered public accountants and became available on September 7, 2018. Accordingly, the Audit Committee recommended that the audited financial statements be included in an amendment to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. The amendment, on Form 10-K/A, was filed with the SEC on September 7, 2018.

Respectfully submitted, Audit Committee
John T. Hompe, Chairman
Jack Theeler, Director
Scott Morrison, Director

Nominating Committee and Selection of Director Candidates

Due to the size and structure of Midwest and its Board of Directors, the Board does not have a standing Nominating Committee. It also does not have a charter or policy regarding the nominating process. The functions that would be performed by the Nominating Committee have been performed by the entire Board of Directors. As described under “Proposal 2 – The Transactions” the holder of our Preferred Stock is entitled to nominate and elect five of the eight members of our Board of Directors. Holders of our voting common stock are entitled to elect three directors.

Shareholders who wish to recommend nominees for consideration by the Board of Directors or Nominating Committee (if and when established) must submit their nominations in writing to Midwest’s Chairman. Submissions must include sufficient biographical information concerning the recommended individual for the Board of Directors or Nominating Committee to consider, including age, five-year employment history with employer names and a description of the employer’s business, whether such individual can read and comprehend basic financial statements, and other board memberships (if any) held by the recommended individual. The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board of Directors or Nominating Committee and to serve if elected by the shareholders. The Board of Directors or Nominating Committee may consider such shareholder recommendations when it evaluates and recommends nominees to the Board of Directors for submission to the shareholders at each Annual Meeting.

In addition, shareholders may nominate directors for election without consideration by the Board of Directors or Nominating Committee. Any shareholder of record may nominate an individual by following the procedures and deadlines set forth in the “Proposals for 2019 Annual Meeting of Shareholders” section of this proxy statement and by complying with the provisions of Midwest’s Bylaws.

Compensation Committee

Due to the size and structure of Midwest and its Board of Directors, the Board does not currently have a standing Compensation Committee. As a result, it does not have a Compensation Committee charter. The functions that would be performed by the Compensation Committee, including consideration of executive officer and director compensation, are performed by the entire Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Executive officers, directors and “beneficial owners” of more than ten percent of Midwest’s voting common stock must file initial reports of ownership and changes in ownership with the SEC under Section l6(a) of the Exchange Act. SEC regulations require these reporting persons to furnish us with copies of all Forms 3, 4 and 5, and amendments thereto, that they file with the SEC. We believe that during 2017 and through the date of this filing, all of our officers, directors and greater than ten percent beneficial owners complied with all filing requirements of Section 16(a) of the Exchange Act.

Code of Ethics

Midwest has adopted a Code of Ethics that applies to our officers, directors and employees in accordance with applicable federal securities laws. A copy of the Code of Ethics was filed as an exhibit to the Annual Report on Form 10-K for the fiscal year ended December 31, 2012. The document may be reviewed by accessing Midwest’s public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided to any shareholder without charge upon request. Midwest intends to disclose any amendments to or waivers of certain provisions of its Code of Ethics in a Current Report on Form 8-K.

Shareholder Communications with the Board of Directors

Shareholders may contact any individual director, the Board of Directors as a group or the independent directors as a group by writing to: Board of Directors or Directors, c/o Corporate Secretary, Midwest Holding Inc., 2900 South 70th Street, Suite 400, Lincoln, Nebraska 68506. The communication should specify the applicable addressee(s) to be contacted as well as the address and telephone number of the person submitting the communication. The Board of Directors has instructed the Company’s Secretary to review all communications to the Board and to only distribute if appropriate to the duties and responsibilities of the Board. The Board of Directors has instructed the Company’s Secretary not to forward communications that he determines to be primarily commercial in nature, that relate to an improper or irrelevant topic or that request general information about Midwest. Communications regarding accounting, internal accounting controls or auditing matters may also be reported to the Board of Directors using the above address.

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth the compensation paid or accrued in the years indicated by Midwest to its Principal Executive Officer (“PEO”), Mark A. Oliver, Midwest's former PEO, Rick D. Meyer, and to certain other executive officers in their capacities with Midwest. Our Board of Directors reviews senior officer compensation on an annual basis.

SUMMARY COMPENSATION TABLE(1)

Name and				All Other
Principal Position	Year	Salary	Bonus	Compensation		Total
Mark A. Oliver,	2017	$328,857	$-	$17,000	(2)	$345,857
CEO/Treasurer,	2016	323,626	-	17,000	(2)	340,626
Chairman(4)	2015	223,618	-	17,000	(2)	240,618

Rick D. Meyer,	2017	$-	$-	$-		$-
Former Chairman(3)	2016	-	-	35,000	(7)	35,000
	2015	158,393	-	34,000	(2)	192,393

Debra Havranek	2017	$127,350	$-	$-		$127,350
Vice President,	2016	118,262	-	-		118,262
Financial Reporting	2015	115,602	-	-		115,602
Manager(5)

Todd C. Boeve	2017	$122,310	$-	$-		$122,310
Vice President, COO	2016	114,805	-	-		114,805
Secretary, Director (6)	2015	103,583	-	-		103,583
____________________

(1)

In 2015, 2016 and 2017 none of the named executive officers received stock awards, option awards, non-equity incentive plan compensation of non-qualified deferred compensations earnings as defined in Item 402 of Regulation S-K.

(2)	Automobile allowance and life insurance policy reimbursement.

(3)	Resigned, October 1, 2015.

(4)	Elected Chairman on December 15, 2015.

(5)	Appointed to an Executive Officer position on December 15, 2015.

(6)	Appointed to an Executive Officer position on December 15, 2015. Appointed to Board April 2017.

(7)	Paid by Northstar Financial Corp. upon its merger with Midwest.

Outstanding Equity Awards at Fiscal Year End

Midwest has not established any equity compensation plans or granted any equity awards under such plans to its named executive officers. As a result, none of its named executive officers had any unexercised options, unvested stock or equity incentive plan awards outstanding as of the end of its last completed fiscal year.

Employment Agreements

Upon Closing of the agreement with Xenith Holdings LLC on June 28, 2018, (described in detail under Proposal 2 below) Midwest became party to an amended employment agreement (“Employment Agreement”) with Mark A. Oliver. Among other things, the Employment Agreement provides:

(a) that Mr. Oliver is employed as an Executive Officer of Midwest and as Secretary and Vice President of its subsidiary American Life;

(b) a base salary to Mr. Oliver of $250,000 per year, a possible bonus in the discretion of the Board of Directors of Midwest or American Life;

(c) customary benefits including health insurance, life insurance, car allowance and other fringe benefits and expense reimbursements;

(d) for termination of the Employment Agreement upon Mr. Oliver’s death, disability or for good cause (as defined therein) in which event he will be entitled only to his base salary and benefits through the date of termination;

(e) for Mr. Oliver’s resignation without good reason (as defined therein) or retirement in which event he will be entitled only to his base salary and benefits through the date of termination;

(f) for Mr. Oliver’s resignation for good reason or upon a change in control of Midwest in which event he will be entitled to a severance payment equal to six months of his base salary; and

(g) customary confidentiality, non-compete and other provisions.

On June 28, 2018, upon the closing of the transaction with Xenith Holdings LLC mentioned above, American Life, Midwest’s principal operating subsidiary, entered into employment agreements with A. Michael Salem and Michael Minnich, newly elected Chairman and President of American Life, respectively. The terms and conditions of both agreements are substantially the same as described in subparagraphs (b) through (g) above, with respect to Mr. Oliver’s Employment Agreement.

Director Compensation

Directors who are not employees received $1,000 for each meeting of the Board of Directors they attended in person and $350 per meeting they attend via telephone. Directors received an annual retainer of $5,000. Directors also are reimbursed for reasonable expenses related to their personal attendance at meetings. Our Board of Directors reviews director compensation on an annual basis.

The following table sets forth the compensation paid or accrued by Midwest to its directors, other than directors who are also named executive officers, for the last completed fiscal year.

DIRECTOR COMPENSATION

		Fees Earned or	All Other
Name	Year	Paid in Cash	Compensation	Total
Jack Theeler	2017	$9,700	--	$9,700
Steve Conner	2017	7,700	--	7,700
Dana Stapleton	2017	7,000	--	7,000
John Hompe	2017	9,700	--	9,700
Scott Morrison	2017	9,700	--	9,700
Firman Leung	2017	6,700	--	6,700
Todd Boeve(1)	2017	5,000	--	5,000
Total		$55,000	--	$55,000
____________________

(1)	Appointed April 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following sets forth information as of September 7, 2018, regarding the number and percentage of outstanding shares of voting common stock of Midwest beneficially owned by each person known by Midwest to beneficially own more than 5% of such stock, by each of its executive officers and director nominee, and by all of its directors and executive officers as a group.

Officers and Directors:

Name and Business Address of Beneficial Owner(1)	Shares of Common Stock	Percent of Class
Directors and executive officers:
Mark A. Oliver	251,191	1.1	%**
Jack Theeler	54,180		*
Steve Conner	9,340		*
Dana Stapleton	33,863		*
John T. Hompe	0		*
Scott Morrison	5,000		*
Joel Mathis	0		*
Debra Havranek	0		*
Todd Boeve	40,862		*
Firman Leung	0		*
All directors and executive officers as a group (10) persons	394,436	2.1	%**
____________________

*	Less than one percent, also does not reflect the convertible shares discussed below under “Five percent shareholders.”

**	Does not reflect the convertible shares discussed below under “Five percent shareholders.”

(1)	Unless otherwise indicated, the business address of the persons named in the above table is care of Midwest Holding Inc., 2900 South 70th Street, Suite 400, Lincoln, NE 68506.

Five percent beneficial shareholders:

On May 9, 2018, Midwest entered into a Loan, Convertible Preferred Stock and Convertible Senior Secured Note Purchase Agreement (the “Agreement”) with a non-affiliated third party, Xenith Holdings LLC, a Delaware limited liability company (“Xenith”). The Agreement is described under Proposal 2 below.

As part of the Agreement, Midwest sold 1,500,000 shares of newly created Class C Preferred Stock (“Preferred Stock”) to Xenith for $1,500,000. The Preferred Stock is convertible, at Xenith’s election, into 72,854,474 shares of Midwest’s voting common stock.

The Preferred Stock votes along with Midwest’s voting common stock on an “as converted” basis. If the Preferred Shares were converted, it would represent ownership of approximately 76% of Midwest’s then outstanding voting common stock. This does not include Xenith’s right to increase Xenith’s holdings of Midwest’s voting common stock by an additional 29,141,790 shares though the conversion of $600,000 of notes it holds as a result of loans made to Midwest under the Agreement.

PROPOSAL 2
APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED
SHARES OF VOTING COMMON STOCK

General

Our Board of Directors has determined that an increase in the number of authorized shares of voting common stock is in the best interest of Midwest and its shareholders, and unanimously approved and recommended to the shareholders to approve an amendment to Midwest’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of capital stock from 150,000,000 shares to 2,000,000,000 shares in order to increase the number of authorized shares of voting common stock from 120,000,000 shares to 1,970,000,000 shares. The form of amendment is attached to this Proxy Statement as Appendix A.

As of the Record Date, we had 22,860,701 shares of voting common stock issued and outstanding. As of the Record Date, we had no shares of Series A Preferred Stock or Series B Preferred Stock issued and outstanding. However, as the result of the transactions described below, as of the Record Date we also had 1,500,000 shares of Series C Preferred Stock (the “Preferred Stock”) outstanding convertible at the holder’s (Xenith’s) election into 72,854,474 shares of our voting common stock. The shares of Preferred Stock vote along with our voting common stock, on an “as converted” basis. Also as described below, we issued promissory notes in the amount of $600,000 convertible at the lender’s (Xenith’s) election into 29,141,790 shares of our voting common stock. Therefore, if the Preferred Stock and notes were fully converted, we would have no shares of voting common stock available for future issuance or to meet the conversion rights of additional loans that may be made to us as described below, or for future corporate purposes.

If Proposal 2 is approved and adopted by our shareholders, any additional shares of voting common stock authorized by the amendment will, when and if issued, have the same rights and privileges as the shares of voting common stock currently authorized, issued and outstanding. Holders of voting common stock currently have no preemptive rights and, accordingly, shareholders would not have any preferential rights to purchase any of the additional shares of voting common stock when such shares are issued.

Adoption of the proposed amendment and issuance of the voting common stock would not affect the rights of the holders of currently outstanding voting common stock of the Company, except for, with respect to the issuance of additional shares, effects incidental to increasing the number of shares of our voting common stock outstanding, such as dilution of the earnings per share, if any, and voting rights of current holders of our voting common stock.

Vote Required

If a quorum exists, Proposal 2 will be approved if the votes cast favoring Proposal 2 exceed the votes cast opposing Proposal 2. Abstentions will not be counted as votes cast and will have no effect on the vote on Proposal 2. For the reasons set forth below under “Certain Relationships and Related Transactions,” the holder of our Preferred Stock has agreed to cast its “as converted” shares of voting common stock on Proposal 2 in accordance with the majority votes of our voting common stock on Proposal 2 at the Annual Meeting.

Reasons for the Proposal

Background of the Transactions

Since 2015, management has attempted to improve the capital structure of the Company and reduce overhead through a number of different methods. We have merged with and into the Company, First Wyoming Capital Corp., Great Plains Financial Corp., and Northstar Financial Corp., all holding companies, as well as life insurance subsidiaries First Wyoming Life Insurance Company and Great Plains Life Assurance Company and we have sold Capital Reserve Life Insurance Company. These actions added a limited amount of capital and helped reduce duplicative overhead; however, they did not change the fundamental lack of scale needed to achieve break-even operations for the Company. In 2017, we coinsured the blocks of business obtained through the First Wyoming Life and Great Plains Life mergers and added an additional $1.85 million of capital. This last transaction temporarily shored up regulatory capital, and avoided a takeover by the Nebraska Department of Insurance, but it pushed us further from a break-even level revenue as we were forced to monetize profitable revenue streams and investment income on the policies coinsured. Shortly thereafter, management made the decision to reduce certain staff positions. Since 2015, we have eliminated 10 management and staff positions, representing almost 40% of the total home office staff.

While these efforts were underway, management conducted active, ongoing efforts to find a source of material, long-term capital to carry the Company forward, and support an expansion of marketing efforts that could allow revenues to equalize with our new, lower level of overhead. Between October, 2015 and December, 2017, Mark Oliver and/or Joel Mathis met with or conducted conference calls with 103 potential investor/investment groups regarding recapitalizing the Company. Some of these discussions led to multiple meetings and even draft letters of intent; however, we were unable to secure a firm commitment from any group on terms that were acceptable.

On November 15, 2017, Mark Oliver was introduced by the Company’s regulatory counsel in a telephone call to A. Michael Salem and Michael Minnich, principals of AMS Advisors, LLC (“AMS”), a private investment firm located in New York, New York and the parent of a newly formed Delaware limited liability company, Xenith Holdings LLC (“Xenith”). Messrs. Salem and Minnich (referred to herein for convenience as the “AMS representatives”) were seeking a platform to use as an entry to the life insurance business. During the call, each party discussed their respective backgrounds and Mr. Oliver described the Company’s operating platform and its need for a capital partner. AMS requested that Mr. Oliver provide a draft budget and operating pro-formas for Midwest, which were provided on November 17, 2017.

On November 30, 2017, AMS, the Company’s consulting actuary, Eric Newberg and Mr. Oliver held a conference call with the AMS representatives whereby the Company’s in-force life insurance business valuation (which had been performed by Mr. Newberg earlier in 2017) was discussed, as well as trends that Mr. Newberg considered to be significant.

On December 4, 2017, Mr. Oliver provided copies of the Company’s primary reinsurance treaty to Mr. Minnich for review.

On December 13, 2017, the AMS representatives traveled to Lincoln, Nebraska to tour the Company’s offices and meet personally with management. During the time in Lincoln, discussions occurred regarding the Company’s operations, lack of profitability and its inability to reach scale in sales production. The meetings continued through the next day.

On December 18, 2017, a draft letter of intent was received from AMS. Management began to discuss the proposal with counsel to determine the best course of action.

On December 29, 2017, Mr. Oliver and the AMS representatives held a call to introduce Novarica, an IT consultant retained by AMS to assess the Company’s systems. During the call, plans were made for Novarica to perform an on-site assessment at Midwest’s offices in Lincoln.

On January 11, 2018, Mr. Oliver traveled to New York City to meet with the AMS representatives the following day. During that visit, discussions regarding the proposed letter of intent as well as the due diligence process continued.

Midwest’s Board of Directors met telephonically on January 27, 2018 to review the proposed letter of intent.

On January 19, 2018, Mr. Oliver and the AMS representatives held a conference call to continue to dialogue regarding deal structure, the identity and functions of due diligence consultants retained by AMS and the overall due diligence process and timing.

On January 23, 2018, Mr. Oliver and key staff members of the Company held a conference call with RMA, Inc., an actuarial, reinsurance and operations consultant from Toronto that AMS had retained to assess the Company’s reinsurance agreements, evaluate its operations and to perform a valuation of its in-force business as well as the ongoing viability of the products being offered by the Company.

On February 1 and 2, 2018, Dixon Hughes Goodman LLP, CPA’s retained by AMS were on site at the offices of RSM LLP, the Company’s independent registered public accountants, in Omaha and at the Company’s offices to perform a review of the Company’s financial reporting and internal control policies and procedures. They then came to the Company’s offices on February 3 and 4, 2018, to review financial statement workpapers and meet with the accounting staff.

From February 7 through 9, 2018, Novarica’s representative visited the Company’s offices to complete the IT review. Previously, a detailed questionnaire had been provided to the Company’s IT staff for completion. The review encompassed the contents of the questionnaire and meetings with management occurred.

On February 13 and 14, 2018, three representatives of RMA, Inc. visited the Company’s offices to perform an on-site review of all reinsurance agreements and evaluate the Company’s staff’s ability and procedures regarding administration of the Company’s existing business.

Mr. Oliver flew to Denver on February 15, 2018 to meet with counsel to the Company to discuss progress on the transaction. Additionally, plans called for the AMS representatives to fly to Denver. A meeting had been scheduled with the holder of the Company’s outstanding surplus debentures to discuss their settlement. Mr. Oliver met with the holder; however, the AMS representatives were not able to attend in person due to illness and instead joined by conference call.

On February 25, 2018, the AMS representatives flew to Lincoln to meet with Mr. Oliver. Company counsel flew in to join the meeting. Conversations continued regarding a definitive agreement. The AMS representatives advised that they had retained Kutak Rock, LLP (“Kutak”) as transaction counsel and that it had also been engaged to conduct a legal review as part of AMS’s due diligence of the Company.

On March 1, 2018, Mr. Oliver had a call with Kutak representatives to make introductions and commence the legal due diligence. Shortly thereafter, Kutak delivered a list of documents for the Company to provide. This portion of the due diligence process continued over the next two weeks.

On March 7, 2018, Mr. Oliver flew to New York City to meet with AMS. During the visit, discussions continued over transaction structure and terms. Mr. Oliver also met with one of AMS’s capital partners.

On March 15, 2018, the AMS representatives flew to Lincoln to continue the due diligence process and meet with Mr. Oliver to continue discussions regarding several business points to be included in a definitive agreement.

On March 20, 2018, Mr. Oliver had a conference call with Kutak to answer its due diligence questions and another call on March 27, 2018 to provide additional information Kutak had requested during the call.

On April 4, 2018, the AMS representatives flew to Lincoln. The following day, accompanied by Mr. Oliver and insurance regulatory counsel, the group met with the Nebraska Department of Insurance to give a progress report on discussions and to address questions that the Department might have with respect to their report.

On April 18, 2018, Mr. Oliver discussed with the Midwest Board of Directors the need to create a committee of Independent Directors (“Special Committee”) to review the proposed transaction. The Special Committee was comprised of Firman Leung, Chair, Jack Theeler, and Steve Connors. This group met telephonically on April 23, 2018 with counsel and then met in Lincoln on May 1 and 2, 2018 to review the history of the Company’s efforts to raise capital, the history of negotiations with AMS, and discuss the proposed transaction and its effect on shareholders. The AMS representatives flew to Lincoln during the first week of May 2018 and also met with the Special Committee members. The Special Committee negotiated with AMS with respect to the proposed definitive agreement, including lowering a required break-up fee, putting a cap on reimbursable expenses and insuring the transaction met the near term needs of Midwest as well as offering a plan for the Company to go forward.

On May 4, 2018, Mr. Oliver, insurance regulatory counsel and the AMS representatives met again with the Nebraska Department of Insurance to advise on the progress of negotiations and the timing of regulatory filings for the approval of a possible transaction.

Following the conclusion of negotiations with the AMS representatives, the Special Committee, on May 8, 2018, reported its conclusions to the full Board of Directors via a conference call and recommended approval of the proposed transactions described below. The Midwest Board, with Mark Oliver and Todd Boeve abstaining, unanimously approved the transactions.

The Agreement was signed on May 8, 2018.

In late May 2018, AMS filed the requisite Form A to acquire control of Midwest and its insurance subsidiary, American Life, with the Nebraska Department of Insurance. Approval was granted by the Department on June 28, 2018 and the transactions described below under “The Transactions” were closed later the same day.

Reasons for the Transactions

In approving the Transactions and in recommending shareholder approval of the Proposal to increase the Company’s authorized capitalization, the Special Committee and the full Board of Directors considered several factors:

The Company’s ongoing capital shortfall was a primary concern. Management has had ongoing dialogue with the Nebraska Department of Insurance (and Arizona prior to the 2016 re-domestication) regarding American Life’s level of capital and history of operating losses. Management had taken numerous steps to reduce operating losses; however the Nebraska Department of Insurance made it clear that should losses continue without the addition of new capital, that it would have no choice but to take steps to protect the interests of the policyholders by issuing an order placing the Company’s insurance subsidiary under supervision, or more drastically, under receivership which would wipe out the existing shareholder ownership, remove management and the Board of Directors and ultimately lead to a disposition of American Life by the Department.

Compounding the regulatory issues was the inability of the Company to expand into new markets in order to reach a level of revenue that is more in balance with the operating costs. Because it costs more to put a new policy on the books than the revenue it generates in year one, the strain of new business has prevented management from recruiting new agents to offer the Company’s products which has the effect of limiting revenue growth. Management believed that the Company’s life insurance products were profitable, as evidenced by the more than $1.85 million received for approximately 1/3 of the policies in-force that were coinsured in 2017; however, the minimum level of overhead necessary to operate a public life insurance company has more than exceeded our annual premium revenues. Management could not significantly reduce overhead further without creating additional problems from an inability to properly account for and report on operations. Over time, the Company also lost key sales personnel because of their inability to write a significant amount of business and had to replace them with inexperienced personnel whose levels of production were minimal.

Management made an exhaustive search for new capital, as evidenced by the more than 100 meetings and calls since late 2015; however we were unable to find serious or tangible interest from an investor prior to meeting AMS (Xenith) in late 2017. The failure to attract new capital was due to a number of reasons: some investors did not like the fact that Midwest was a public company with more than 11,000 shareholders; some indicated that the limited number of states that American Life was authorized to do business was a hindrance to growth; some indicated that the Company’s business plan that was centered around the sale of ordinary life policies in rural areas was not scalable; others found the history of operating losses concerning; while others, finding senior management to be attractive and expressed interest in hiring them, had no interest in the other aspects of the Company; and lastly, some had an interest in acquiring only American Life, but essentially gave it no value.

After considering all of these facts and spending time with AMS and the management of Xenith, it became clear to the Company’s Board that the Xenith relationship offered a good match for the Company. Xenith wanted a Nebraska charter and to operate in Nebraska. It appreciated the Company’s staff and operations and saw it as a hidden asset. AMS (Xenith) provided potential access to significant levels of new capital and brought an operating strategy that would offer an opportunity to reach scale in a relatively short time frame. Lastly, Xenith embraced the public company structure and saw an opportunity to build a company that would provide benefits for all shareholders through stock appreciation based on new technology, product and marketing ideas.

The foregoing discussion of the factors considered by the Special Committee and Board of Directors of the Company is not meant to be exhaustive, but includes the material factors, considered by them to support its decision to recommend the approval of the proposal to increase the Company’s authorized capitalization. The Board of Directors did not assign relative weights or other quantifiable values to the above factors; rather, the Board of Directors viewed its position and recommendations as being based on the totality of the information available.

Effect of Proposal if Approved

Section II of the Company’s Amended and Restated Articles of Incorporation will be amended if Proposal 2 is approved by the Company’s shareholders to provide that the number of shares of non-voting common stock it is authorized to issue will be increased from 120,000,000 shares to 1,970,000,000 shares. The number of the Company’s authorized shares of non-voting common stock will remain at 20,000,000 shares and the number of its authorized shares of preferred stock will remain at 10,000,000 shares. No other changes to the Company’s present Amended and Restated Articles of Incorporation are being proposed and there will be no changes to the rights of the Company’s outstanding voting common shares currently held by its shareholders.

If Proposal 2 is approved, we will have a sufficient number of shares to meet our commitments to Xenith should it elect to convert the $600,000 of notes, the $1,500,000 of Preferred Stock and all or most of any Subsequent Loans of up to $22,900,000 described below under “The Transactions.” Additional shares would also be available for future corporate purposes.

If and as Xenith converts its loans and Preferred Stock to shares of the Company’s voting common stock, the percentage of voting power held by shareholders of the Company other than Xenith will decrease and any such decrease will be significant. At this time, it is impossible to predict dilutive impact, if any, resulting from such conversion on the liquidation value, book value or the market value of shares then held by persons other than Xenith.

Possible Effects if Proposal is Not Approved

If shareholders do not approve Proposal 2 and Xenith does not elect to convert its $600,000 notes and $1,500,000 Preferred Stock to shares of the Company’s voting common stock:

(a) the loans will continue to accrue interest as stated below until their maturity in 2028;

(b) the Preferred Stock will (i) remain outstanding with dividends payable as stated below; (ii) have a preference on liquidation or sale of the Company of $1,500,000; (iii) be subject to redemption at Xenith’s election after 2025 at the higher of $1,500,000 or fair market value; and (iv) be able to elect five of the Company’s eight members of its Board of Directors;

(c) if Xenith elects to convert its $600,000 loans and $1,500,000 Preferred Stock, the Company’s entire presently authorized voting common stock will be issued and outstanding and Xenith will own approximately 82% of the Company’s outstanding voting common stock and present shareholders will own approximately 18%;

(d) the Lender will have the right to terminate the Agreement and its ability to make convertible Subsequent Loans as described below, but the Agreement will not be terminated as to the $600,000 loans, the $1,500,000 Preferred Stock or Xenith’s rights thereunder; and

(e) The Company and its shareholders will lose any benefits that might accrue from any Subsequent Loans by Xenith and the expansion of the business of American Life.

Board Recommendation

The Board recommends the proposed increase in the number of authorized shares of voting common stock to ensure the Company has sufficient number of shares of voting common stock to cover the possible conversion of additional convertible notes we may issue to Xenith as described immediately below under “The Transactions”, and for other future capital raising and general corporate purposes.

The Transactions

On May 9, 2018, the Company entered into a Loan, Convertible Preferred Stock and Convertible Senior Secured Note Purchase Agreement (the “Agreement”) with a non-affiliated third party, Xenith Holdings LLC, a Delaware limited liability company (“Xenith” or the “Lender”). AMS, discussed above under “Background of the Transactions”, is the parent of Xenith. On June 28, 2018, the Agreement and the transactions described below were approved by the State of Nebraska Department of Insurance and the Initial Closing (defined below) under the Agreement occurred shortly thereafter.

At the Initial Closing, the Lender loaned $600,000 (the “Loan”) to the Company, repayable upon maturity in 10 years with cash interest of 4% per annum payable quarterly and accrued interest of another 4% per annum payable upon maturity.

The first $500,000 of the Loan is convertible, at Lender’s election, into approximately 24,300,000 shares of Midwest’s voting common stock (which equates to approximately $0.02 per share). The remaining $100,000 is also convertible at the same rate if the Company has adequate authorized voting common stock available which will require adoption of the amendment to its Articles of Incorporation as provided in Proposal 1 under this proxy statement.

Also at the Initial Closing the Lender purchased 1,500,000 shares of the Company’s newly created Preferred Stock for $1,500,000. The Preferred Stock is convertible, at Xenith’s election, into approximately 72,900,000 shares of the Company’s voting common stock (also at approximately $0.02 per share).

After the Initial Closing (sale and issuance of the $600,000 Loans and the $1,500,000 Preferred Stock) the Lender, in its sole discretion, may loan up to an additional $22,900,000 to the Company. Any loans made by Lender under this election (“Subsequent Loans”) will also be convertible into the Company’s voting common stock at the rate of approximately $0.02 per share.

To summarize the above for purposes of illustration assuming the Loans and shares of Preferred Stock are converted into Midwest voting common stock:

	Approximate
	Number	Percentage
Current Midwest Shareholders	22,900,000	18.3%
Loan Conversion ($500,000)	24,300,000	19.5%
Loan Conversion ($100,000)	4,900,000	3.9%
Preferred Stock Conversion	72,900,000	58.3%
Total Outstanding	125,000,000 *	100.0%
____________________

*	The Company has only 120,000,000 shares of voting common stock presently authorized.

If the Lender elects to make Subsequent Loans to the Company, any conversion of all or a portion of those loans, also at approximately $0.02 per share, will further increase its percentage ownership of Midwest’s outstanding voting shares and decrease the percentage ownership held by current Company shareholders. Again, for illustrative purposes only, if the Lender were to make Subsequent Loans of $10,000,000 and then convert such loans into the Company’s voting common stock, the Lender would own approximately 96% of the Company’s voting common stock and current shareholders would own approximately 4%. The conversion of Subsequent Loans assumes that the Company’s Articles of Incorporation are appropriately amended as does the possible conversion of the $100,000 Note above, which requires 4,900,000 more shares than is authorized. The amendment is the subject of this Proxy Statement.

The Agreement has several other important provisions:

(a) Loan and Preferred Stock proceeds must be contributed to Midwest’s insurance subsidiary, American Life, to be held by it and used for general business purposes (except for up to $100,000 which may be used by the Company to cover some of its expenses in entering into and complying with its several obligations under the Agreement).

(b) The Company has made certain representations and warranties that survive the Initial Closing relating to, among other things: (i) proper corporate organization of the Company and American Life and similar corporate matters; (ii) authorization, execution, delivery and enforceability of the Agreement and other transaction documents; (iii) absence of conflicts; (iv) capital structure; (v) accuracy of its articles of incorporation and governing documents; (vi) required consents and approvals; (vii) financial information; (viii) absence of certain changes or events; (ix) title to assets and properties; (x) material contracts; (xi) insurance; (xii) licenses and permits; (xiii) compliance with laws; (xiv) ownership of intellectual property; (xv) employment and labor matters; (xvi) taxes and audits; (xvii) environmental matters; (xviii) brokers and finders; and (xix) other customary representations and warranties.

(c) At the Initial Closing, the Company replaced all American Life officers and directors and replaced them with the Lender’s nominees as successors.

(d) If the Company’s shareholders fail to approve the amendment to the Articles of Incorporation to authorize additional shares of voting common stock, the Lender, at its option, may terminate the Agreement (except that the Loans of $600,000 and the Preferred Stock would continue in place) and the Lender would be entitled to its costs and expenses of up to $150,000 and would no longer have the right to make Subsequent Loans.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the actual Agreement, a copy of which is filed as Exhibit 10.18 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 14, 2018.

Convertible Preferred Stock

The Agreement required the Company’s Board of Directors to adopt an amendment to its Amended and Restated Articles of Incorporation to authorize the new Preferred Stock. The amendment was filed with the Nebraska Secretary of State on June 28, 2018 and contained the following provisions:

(a) Number: 1,500,000 shares.

(b) Rank: Senior to the Company’s voting common stock on liquidation with a liquidation preference of $1.00 per share or $1,500,000 in the aggregate.

(c) Dividends: Subject to the availability of funds, dividends at the annual rate of 8% of the liquidation preference of $1,500,000; if not paid the dividends accrue.

(d) Redemption: At any time beginning in early 2025 and subject to Nebraska law, the Lender may require the Company to redeem the shares of Preferred Stock at the liquidation preference (plus accrued dividends) or fair market value, whichever is greater. If the shares are not redeemed for any reason, a default interest rate of 12% per year begins (and increases by 1% per month).

(e) Conversion: The Preferred Stock is convertible into the Company’s voting common stock at the Lender’s election at the rate of approximately $0.02 per share for a total of approximately 72,900,000 million shares of the Company’s voting common stock.

(f) Voting: The Preferred Stock votes along with the Company’s voting common stock as a single class on an “as converted” basis.

(g) Election of Directors: Holders of Preferred Stock voting as a separate class are entitled to elect five of the Company’s eight members of its Board of Directors.

(h) Protective Provisions: The Preferred Stock has several protections against the Company taking action that would adversely affect the rights of holders of Preferred Stock such as mergers, liquidation, dilutive stock issuances, among others.

Security Agreement

Under a separate security agreement, the Loans made by Lender are secured by the outstanding common stock of American Life which is all owned by the Company. Hence upon any default under the Loans or the security agreement, the Company could stand to lose its ownership of American Life, its only significant asset.

Employment Agreement

Xenith required that Mark A. Oliver, the Company’s Chief Executive Officer, enter into an amended employment as a condition of closing. As a result, Mr. Oliver’s existing employment agreement was modified to be terminable at will and that his base salary be reduced. See Proposal 1 “Executive Compensation” above.

No Appraisal Rights

Under applicable Nebraska law, our shareholders are not entitled to appraisal rights with respect to the proposed amendment to our Amended and Restated Articles of Incorporation to increase the number of authorized shares of voting common stock we are authorized to issue.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3
AUTHORIZATION TO ADJOURN THE ANNUAL MEETING

General

If the Annual Meeting is convened and a quorum is present, but there are not sufficient votes to approve Proposal 2, our proxy holders may move to adjourn the Annual Meeting at that time in order to enable the Board to solicit additional proxies. The meeting may be adjourned for any other reason deemed necessary or advisable by the proxy holders.

In this proposal, we are asking our shareholders to authorize the holder of any proxy solicited by the Board to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the Annual Meeting to another time and place, if necessary or advisable, or to solicit additional proxies in the event there are not sufficient votes to approve Proposal 2. If our shareholders approve this proposal, we could adjourn the Annual Meeting and any adjourned session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our shareholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat Proposal 2, we could adjourn the Annual Meeting without a vote on such proposal and seek to convince our shareholders to change their votes in favor of such proposal.

If it is necessary to adjourn the Annual Meeting, no notice of the adjourned meeting is required to be given to our shareholders, other than an announcement at the Annual Meeting of the time and place to which the Annual Meeting is adjourned, so long as no new record date is fixed for the adjourned meeting, which the Company must do if the meeting is adjourned to a date which is more than 120 days after the date fixed for the original meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Vote Required

The affirmative vote of a majority of the votes cast on the proposal by persons present in person or by proxy at the Annual Meeting is required to approve Proposal 3.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” PROPOSAL 3.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company and certain of its directors and officers have current or past relationships and affiliations with businesses that operate, or once operated, in the life insurance industry and that have conducted public and private stock offerings in connection with their operations. These past and present relationships with similar businesses could result in a potential conflict of interest should the Company decide to offer life insurance products in any of the states in which these other companies do business to the extent that a relationship with the other companies is on-going. In addition, a potential conflict of interest could arise if any of those companies chose to do business in Nebraska to the extent that a relationship with the other companies is on-going. For that reason, any decision relating to such business will be made by the disinterested members of the Board of Directors and any member of the Board having an interest in another company will recuse himself or herself from voting or discussing the matter.

The directors of the Company do not have interests in the matters described above in Proposal 2 – “The Transactions.” An existing employment agreement between the Company, American Life and Mark A. Oliver, its Chief Executive Officer, the term of which was to expire in 2019, was amended to an “at will” agreement and his salary was reduced from $300,000 per year to $250,000 per year.

Also at closing of the Transactions, employment agreements similar to that of Mr. Oliver were entered into between American Life and the two AMS representatives, Messrs. Salem and Minnich. The two agreements are also “at will” and provide for base salaries of $250,000 per year.

Xenith, the holder of our Preferred Stock, may be deemed to have an interest in Proposal 2—the amendment to our articles of incorporation. As described above under “The Transactions” Xenith has the right, but not the obligation, to make Subsequent Loans to the Company for the purpose of significantly expanding American Life’s insurance operations and products. Any such Subsequent Loans will be convertible into shares of the Company’s voting common stock, which requires that the Company increase the number of shares of its authorized but unissued voting common stock pursuant to Proposal 2.

SHAREHOLDER PROPOSALS

Under SEC Rule 14a-8, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2019 Annual Meeting of Shareholders, the proposal must be received by us at our principal executive offices at 2900 South 70th Street, Suite 400, Lincoln Nebraska 68506, by February 15, 2019, which is a reasonable time before we anticipate printing and mailing our proxy materials for the 2019 Annual Meeting of Shareholders. The proposal should be sent to the attention of the Secretary of Midwest Holding Inc.

In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proponents submit their proposals by certified mail-return receipt requested. Such proposals must also meet the other requirements established by the SEC for shareholder proposals.

ADDITIONAL INFORMATION

Included with this Proxy Statement are copies of Midwest’s Annual Report on Form 10-K/A for the year ended December 31, 2017 and its Quarterly Reports on Form 10-Q/A for the quarterly periods ended March 31, 2018 and June 30, 2018, all of which are incorporated herein by reference.

The Company will provide without charge to each shareholder solicited, upon the written request of any such shareholder, a copy of this Proxy Statement and its Annual Report on Form 10-K/A filed with the SEC on September 7, 2018. Such written request should be directed to Midwest Holding Inc., 2900 South 70th Street, Suite 400, Lincoln, Nebraska 68506, Attention: Corporate Secretary.

The Company is subject to the requirements of the Securities Exchange Act of 1934 (“Exchange Act”) and files with the SEC annual, quarterly and current reports, proxy statements and other documents. You may review and obtain copies of each such document filed by the Company with the SEC at the SEC’s address or website described in the following paragraph. However, the annual, quarterly and current reports, proxy statements and other documents filed by the Company with the SEC are not incorporated by reference into this proxy statement.

Statements made in this Proxy Statement regarding the contents of any contract or other documents are summaries of the material terms of the contract or document. Copies of this proxy statement may be inspected without charge at the public reference room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549, as may the other reports, exhibits and documents that the Company has filed, or will file, with the SEC. Copies of this Proxy Statement may be obtained from the SEC at prescribed rates. In addition, the SEC maintains a website that contains reports, proxy and information statements and other documents that are filed with the SEC through the SEC’s EDGAR System. The website can be accessed at http://www.sec.gov.

INDEPENDENT PUBLIC ACCOUNTANTS

Representatives of RSM US LLP, Midwest’s independent registered public accountant for the years ended December 31, 2016 and 2017 are not expected to be present at the Annual Meeting.

APPENDIX A

ARTICLES OF AMENDMENT
TO
AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
MIDWEST HOLDING INC.

ARTICLE I

The name of the corporation is Midwest Holding Inc.

ARTICLE II

Article II of the Amended and Restated Articles of Incorporation (the “Articles”) of Midwest Holding Inc. (the “Corporation”), as filed with the Secretary of State of the State of Nebraska, is hereby amended by deleting and replacing Article II of the Articles in its entirety so that, as further amended, Article II shall be and read as follows:

ARTICLE II.

The total number of shares of capital stock of all classes of which this corporation shall have authority to issue is TWO BILLION (2,000,000,000), all having a par value of One-Tenth of One Cent ($0.001) per share, consisting of the following: (a) ONE BILLION NINE HUNDRED SEVENTY MILLION (1,970,000,000) shares of voting common stock (the “Voting Common Stock”); (b) TWENTY MILLION (20,000,000) shares of non-voting common stock (the “Non-Voting Common Stock” and together with the Voting Common Stock, the “Common Stock”; and (c) TEN MILLION (10,000,000) shares of preferred stock.

ARTICLE III

The amendment set forth in Article II above was adopted on [MONTH], [DAY], 2018.

ARTICLE IV

Pursuant to the requirements of Nebraska Revised Statutes Section 21-2, 155, the foregoing amendment was duly adopted pursuant to a resolution duly approved by the members of the Board of Directors of the Corporation as of ___________, 2018, and duly approved by the shareholders of the Corporation in the manner required by the Nebraska Model Business Corporation Act and by the Corporation's Articles.

[Signature on following page]

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IN WITNESS WHEREOF, the undersigned, being the duly elected Chief Executive Officer of Midwest Holding Inc., does hereby certify, under penalties of perjury, that the facts hereinabove stated are truly set forth and, accordingly, such officer has hereunto set his hand as of __________, 2018.

MIDWEST HOLDING INC.

By
Mark A. Oliver, Chief Executive Officer

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IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated area.	X
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on November 13, 2018.

Vote by Internet
●	Go to www.envisionreports.com/MDH
●	Or scan the QR code with your smartphone
●	Follow the steps outlined on the secure website

Vote by telephone
●	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
●	Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A.	The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold
	01 - Firman Leung	☐	☐	02 - John T. Hompe	☐	☐	03 - Jack Theeler	☐	☐

	04 - Dana Stapleton	☐	☐	05 - Mark A. Oliver	☐	☐	06 - Scott Morrison	☐	☐

	07 - Steve Conner	☐	☐	08 - Todd Boeve	☐	☐

Instruction 1: Holders of the Company’s voting common stock are entitled to vote for nominees 01, 02 and 03 above by cumulating their votes and casting them as described in Instruction 2. The holder of the Company’s Class C Preferred Stock is entitled to vote for and elect nominees 04, 05, 06, 07 and 08 above in the manner described in Instruction 2.
Instruction 2: Unless otherwise specified below, this proxy authorizes the proxies named on the reverse side to cumulate all votes that the undersigned holder of the Company’s voting common stock is entitled to cast at the Annual Meeting for nominees 01, 02 and 03, and to allocate such votes among, one or more of the three nominees as the proxies shall determine, in their sole and absolute discretion. The holders of the Company’s Class C Preferred Stock may cumulate and cast its votes for nominees 04, 05, 06, 07 and 08 in a similar fashion. To specify a different method of cumulative voting, write “Cumulative For” and the number of shares and the name(s) of the nominee(s) on this line: _______________________________________________________

2.	To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of capital stock from 150,000,000 shares to 2,000,000,000, $0.001 par value, shares in order to increase the number of authorized shares of voting common stock from 120,000,000 shares to 1,970,000,000 shares with the Company’s authorized non-voting common stock to remain at 20,000,000 shares and its authorized preferred stock to remain at 10,000,000 shares.

☐	For	☐	Against	☐	Abstain

3.	To adjourn the Annual Meeting if necessary or advisable or if necessary to permit further solicitation of proxies.

☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, AS THE BOARD RECOMMENDS.

B.	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below.

Shareholders should date this proxy and sign here exactly as name appears on the shareholders’ stock certificates. If shares are held jointly, both owners should sign this proxy. Executors, administrators, trustees, guardians, and others signing in a representative capacity should indicate the capacity in which they sign

Date (mm/dd/yyyy) – Please print date below	Signature 1 – Please keep signature within the box	Signature 2 – Please keep signature within the box
/ /

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Dear Shareholder:

We encourage you to vote your shares electronically either by telephone or via the Internet. This will eliminate the need to return your proxy card. You will need your proxy card and Social Security number (where applicable) when voting your shares electronically.

The Computershare Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week up until 1:00 a.m. Central Time, on November 13, 2018.

Midwest Holding Inc.’s Proxy Statement is available online at www.envisionreports.com/MDH.

Your vote is important. Please vote immediately.

If you vote over the internet or by telephone, please do not mail your proxy card.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — MIDWEST HOLDING INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS NOVEMBER 13, 2018
Solicited on Behalf of the Board of Directors of the Company

The undersigned holder(s) of voting common stock of Midwest Holding Inc., a Nebraska corporation (the “Company”), hereby appoint(s) Mark Oliver and Debra Havranek, and each or any of them, attorneys and proxies of the undersigned, with power of substitution, to vote all of the voting common stock which the undersigned is (are) entitled to vote at the Annual Meeting of Shareholders of the Company to be held at Hilton Garden Inn Downtown Haymarket, 801 R. Street, Lincoln, NE 68508, on Tuesday, November 13, 2018, at 10:00 a.m., Central Time, and at any adjournment thereof, as stated on the reverse.

A vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3 is recommended by the Board of Directors of the Company. When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder(s). If no direction is given, this proxy will be voted FOR the three nominees listed in Proposal 1 and FOR Proposals 2 and 3. Proxies marked “Abstain” and non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

The undersigned acknowledges receipt of the Notice and Proxy Statement for the Annual Meeting of Shareholders.

C.	Non-Voting Items
Change of Address — Please print new address below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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